SCHEDULE II
                                  INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RAYTECH CORP

                    GAMCO INVESTORS, INC.
                                 2/07/01           10,000             3.0280
                                 2/02/01            4,700             2.9998
                                 1/22/01              300             3.0000
                                 1/18/01            5,000             3.0000
                                 1/11/01            2,000             2.8000
                                 1/10/01            3,000             2.5000
                                 1/09/01            5,000             2.4750
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 3/07/01            5,000             3.1870


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.